As filed with the Securities and Exchange Commission on December 22, 1997

                                                      Registration No. 333-03423

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                             ST. JUDE MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

          MINNESOTA                                              41-1276891
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               ONE LILLEHEI PLAZA
                            ST. PAUL, MINNESOTA 55117
                                 (612) 483-2000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                KEVIN T. O'MALLEY
                       VICE PRESIDENT AND GENERAL COUNSEL
                             ST. JUDE MEDICAL, INC.
                               ONE LILLEHEI PLAZA
                            ST. PAUL, MINNESOTA 55117
                                 (612) 483-2000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            MARTIN R. ROSENBAUM, ESQ.
                           LINDQUIST & VENNUM P.L.L.P.
                                 4200 IDS CENTER
                               80 SOUTH 8TH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                            TELEPHONE: (612) 371-3211

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


                              EXPLANATORY STATEMENT

     Pursuant to this Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-03423), St. Jude Medical, Inc. (the "Registrant") hereby deregisters 130,404 shares of its Common Stock, par value $.01 per share, previously registered in connection with the initial registration on Form S-3 of 149,153 shares to be offered by certain selling shareholders of the Company who were the shareholders of Hancock Jaffe Laboratories (the "Selling Shareholders"). The shares being deregistered were not sold in connection with the offering by the Selling Shareholders which has terminated. The Selling Shareholders sold 18,749 shares in the transaction.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 18, 1997.

                                          ST. JUDE MEDICAL, INC.

                                          By   /s/ Kevin T. O'Malley
                                             -----------------------------------
                                             Kevin T. O'Malley
                                             Vice President and General Counsel


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on the 18th day of December, 1997, by the following persons on the date and in the capacities indicated.

Signature

                    *
------------------------------------------------
Ronald A. Matricaria, President, Chief Executive
Officer and Chairman of the Board of Directors and Director (Principal Executive Officer)


 /s/ Robert E. Munzenrider
------------------------------------------------
Robert E. Munzenrider, Vice President, Finance
and Chief Financial Officer
(Principal Financial and Accounting Officer)


                    *
------------------------------------------------
Thomas H. Garrett III, Director


                    *
------------------------------------------------
Roger G. Stoll, Director


                    *
------------------------------------------------
Paul J. Chiapparone, Director

                    *
------------------------------------------------
William R. Miller, Director


                    *
------------------------------------------------
Kenneth G. Langone, Director


                    *
------------------------------------------------
Gail R. Wilensky, Director


   /s/ Walter F. Mondale
------------------------------------------------
Walter F. Mondale, Director


                    *
------------------------------------------------
Daniel J. Starks, Director


                    *
------------------------------------------------
Walter L. Sembrowich, Director


   /s/ Fred B. Parks
------------------------------------------------
Fred B. Parks, Director


*By:   /s/ Kevin T. O'Malley
     -------------------------------------------
     Kevin T. O'Malley
     Attorney-in-fact